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                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons or entities named below each hereby agrees that the Schedule 13G filed herewith and any amendments thereto relating to the acquisition of Common Stock of Paragon Trade Brands, Inc. is filed jointly on behalf of each such person; provided, however, each person or entity named below is not responsible for the completeness or accuracy of the information concerning the other persons or entities filing the Schedule 13G.

Dated: February 5, 1999


                            APPALOOSA MANAGEMENT L.P.
                            By: Appaloosa Partners Inc.
                            Its: General Partner

                            By: /s/ David A. Tepper
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                                David A. Tepper
                                President


                            DAVID A. TEPPER


                            /s/ David A. Tepper
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